EXHIBIT 99.1

Cardio Diagnostics Holdings, Inc Announces Financing Agreement with Yorkville Advisors Global, LP of up to $11.2 Million

CHICAGO, IL March 8, 2023 – Cardio Diagnostics Holdings, Inc (the “Company”) (Nasdaq: CDIO), an artificial intelligence-powered precision cardiovascular medicine company, today announced that it has entered into a securities purchase agreement (“Securities Purchase Agreement”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (“Yorkville”), under which the Company agreed to sell and issue to Yorkville convertible debentures (“Convertible Debentures”) in a gross aggregate principal amount of up to $11.2 million (“Subscription Amount”). The Convertible Debentures are convertible into common shares of the Company and are subject to various contingencies being satisfied as set forth in the Securities Purchase Agreement. The Company will receive 90% of the proceeds, with a $5 million convertible debenture being entered into at the initial closing, of which the Company received $4.5 million.

The Company intends to use the proceeds from the financing to accelerate the adoption of the Company’s PrecisionCHD and Epi+Gen CHD clinical tests, leverage its proprietary AI-driven Integrated Epigenetic-Genetic Engine to develop and launch additional tests for other cardiovascular diseases and associated co-morbidities and pursue payor coverage.

"We are thrilled to have secured this financing and are excited to use the funds to fuel our growth," said Meesha Dogan, PhD, CEO of the Company. "This investment will help expand the reach of our cutting-edge tests, accelerating our mission to transform heart disease prevention and early detection. We are confident that these initiatives will drive significant value for our customers and stakeholders."

Northland Capital Markets acted as the sole placement agent on the transaction.

About Cardio Diagnostics

Cardio Diagnostics is an artificial intelligence-powered precision cardiovascular medicine company that makes cardiovascular disease prevention and early detection more accessible, personalized, and precise. The Company was formed to further develop and commercialize clinical tests by leveraging a proprietary Artificial Intelligence (AI)-driven Integrated Genetic-Epigenetic Engine for cardiovascular disease to become one of the leading medical technology companies for enabling improved prevention, early detection, and assists in the treatment of cardiovascular disease. For more information, please visit www.cardiodiagnosticsinc.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "should," "believe," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, development and commercialization of products and services, the potential benefits and impact of the Company’s products and services, potential regulatory approvals, and the size and potential growth of current or future markets for the Company’s products and services. Forward-looking statements are statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this press release, and are not intended to serve as, and they must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Factors that may cause such differences include, but are not limited to: the success, cost and timing of the Company’s product development and commercialization activities, including the degree that Epi+Gen CHD™ and PrecisionCHD™ tests are accepted and adopted by patients, healthcare professionals and participants in other key channels; the impact of COVID-19 on the Company’s business; economic conditions, dependence on management, dilution to stockholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to execute our growth strategy and ability to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” as well as other risk disclosures contained in such filings. The Company cautions readers that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release.

Contacts

Investors:

Gene Mannheimer

Investor Relations

855-226-9991

investors@cardiodiagnosticsinc.com

Media & Public Relations:

Khullani Abdullahi

pr@cardiodiagnosticsinc.com